                                                                    EXHIBIT 10.4


                                  OIL AND GAS



                           ASSET PURCHASE AGREEMENT



                                    between



                           GOTHIC ENERGY CORPORATION



                                      and



                            CHESAPEAKE GOTHIC CORP.



                           Effective January 1, 1998




                          SELF, GIDDENS & LEES, INC.
                           ATTORNEYS AND COUNSELORS
                    2725 Oklahoma Tower . 210 Park Avenue .
                      Oklahoma City, Oklahoma  73102-5604
             Telephone (405) 232-3001 . Telecopier (405) 232-5553

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page

1.   Sale Agreement........................................................... 1

2.   Purchase Price........................................................... 3
     2.1    Cash at Closing................................................... 3
     2.2    Allocation........................................................ 3

3.   Representations and Warranties........................................... 3
     3.1    Organization, Good Standing, Etc.................................. 3
     3.2    Authority......................................................... 3
     3.3    No Assumption of Obligations...................................... 3
     3.4    Absence of Liabilities............................................ 4
     3.5    Contracts......................................................... 4
     3.6    Consents and Approvals............................................ 4
     3.7    Litigation........................................................ 5
     3.8    Title............................................................. 5
     3.9    Foreign Person.................................................... 5
     3.10   Broker's or Finder's Fees......................................... 6
     3.11   Permits........................................................... 6
     3.12   Compliance with Laws.............................................. 6
     3.13   Oil and Gas Leases in Good Standing............................... 6
     3.14   Taxes............................................................. 6
     3.15   Contracts, Consents and Preferential Rights....................... 6
     3.16   Tax Partnerships.................................................. 7
     3.17   Financial Statements.............................................. 7
     3.18   Insurance......................................................... 7
     3.19   Planned Future Commitments........................................ 7
     3.20   Environmental and Safety Matters.................................. 7
     3.21   Powers of Attorney................................................ 8
     3.22   Plugging Status................................................... 8
     3.23   Equipment......................................................... 8
     3.24   Payout and Gas Balancing.......................................... 8
     3.25   Affiliate Transactions............................................ 8
     3.26   Intangible Property............................................... 8
     3.27   Full Disclosure................................................... 9

4.   Purchaser's Representations and Warranties............................... 9

5.   Covenants................................................................ 9
     5.1    Access to Information............................................. 9
     5.2    Inspection........................................................ 9
     5.3    Title Adjustments................................................. 9
     5.4    Conduct of Businesses.............................................10
     5.5    Consents..........................................................10
     5.6    Conditions........................................................10
     5.7    Capital Expenditures..............................................10

6.   Purchaser's Conditions Precedent.........................................11

7.   Seller's Conditions Precedent............................................12

8.   The Closing..............................................................13
     8.1    Purchaser's Deliveries............................................13
            8.1.1    Payment..................................................13
            8.1.2    Evidence of Authority....................................13
            8.1.3    Closing Memorandum.......................................13
            8.1.4    Additional Documents.....................................13
     8.2    Seller's Deliveries...............................................13
            8.2.1    Assignments..............................................13
            8.2.4    Evidence of Authority....................................14
            8.2.5    Closing Memorandum.......................................14
            8.2.6    Additional Documents.....................................14
     8.3    Costs.............................................................14

9.   Adjustments..............................................................14

10.  Operations...............................................................14

11.  Indemnification..........................................................15

12.  Termination..............................................................17

13.  Default..................................................................17

14.  Miscellaneous............................................................17
     14.1   Time..............................................................17
     14.2   Notices...........................................................17
     14.3   Representations and Warranties....................................18
     14.4   Cooperation.......................................................18
     14.5   Press Release.....................................................19
     14.6   Choice of Law.....................................................19
     14.7   Headings..........................................................19
     14.8   Entire Agreement..................................................19
     14.9   Assignment........................................................19
     14.10  Amendment.........................................................19
     14.11  Severability......................................................19
     14.12  Attorney Fees.....................................................19
     14.13  Waiver............................................................19
     14.14  No Third Party Beneficiaries......................................20
     14.15  Execution in Counterparts.........................................20

Schedule "1.1"    Properties
Schedule "3.3"    Obligations
Schedule "3.4"    Liabilities
Schedule "3.5"    Contracts
Schedule "3.7"    Litigation
Schedule "3.8"    Title
Schedule "3.12"   Violations of Law
Schedule "3.13"   Oil and Gas Leases
Schedule "3.15"   Contracts
Schedule "3.16"   Tax Partnerships
Schedule "3.17"   Financial Statements
Schedule "3.19"   Planned Future Commitments
Schedule "3.20"   Environmental & Safety Matters
Schedule "3.24"   Payout and Gas Balancing
Schedule "3.25"   Affiliate Transactions

Exhibit "6.7"     Participation Agreement
Exhibit "8.2.1"   Assignments and Conveyances
Exhibit "8.2.3A"  Letters in Lieu of Transfer Orders
Exhibit "8.2.3B"  Notice of Change of Operations and Ballots

                     OIL AND GAS ASSET PURCHASE AGREEMENT
                     ------------------------------------

            THIS AGREEMENT is entered into the 31st day of March, 1998, effective January 1, 1998, among CHESAPEAKE GOTHIC CORP., an Oklahoma corporation, CHESAPEAKE ACQUISITION CORPORATION, an Oklahoma corporation (collectively, referred to herein as the "Purchaser"), and GOTHIC ENERGY CORPORATION, an Oklahoma corporation (the "Seller").



                             B A C K G R O U N D :

A. The Seller owns various interests (the "Interests") in oil and gas properties located in Atoka, Haskell, Latimer, LeFlore and Pittsburg Counties, Oklahoma and Crawford, Franklin, Johnson and Logan Counties, Arkansas (the "Arkoma Basin") including, without implied limitation, those listed at Schedule "1.1" attached hereto as a part hereof.

B. The Purchaser desires to acquire and the Seller desires to sell an undivided fifty percent (50%) of the Interests together with all assets, rights, properties and claims which are used in or related to the ownership, operation or maintenance of the Interests (the "Properties") as provided in this Agreement.

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Sale Agreement. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Seller agrees to sell absolute ownership of an undivided fifty percent (50%) of all of the Seller's right, title and interest in the Interests effective at 7:00 a.m. on January 1, 1998 (the "Effective Date"), free and clear of all liens, claims and encumbrances. The Properties include, without limitation, the following:

     1.1 An undivided fifty percent (50%) interest in all of Seller's right, title and interest in, to and under the leases, overriding royalty interests, fee mineral interests, mineral rights, fee royalty interests, carried interests, net revenue interests, net profits interests, licenses, production payments, permits and other interests and agreements relating to the lands in the Arkoma Basin whether developed or undeveloped (the "Lands") including, without limitation, the Lands described in Schedule "1.1" attached hereto as a part hereof.

     1.2 An undivided fifty percent (50%) interest in all of Seller's right, title and interest in all Hydrocarbons produced from or allocated to the Properties and sold after the Effective Date. The term "Hydrocarbons" means and includes oil, gas, casinghead gas, condensate, natural gas liquids and all components of the foregoing.

     1.3 An undivided fifty percent (50%) interest in all of Seller's interest in and to all documents, agreements and contracts relating to the Properties or Lands including, without limitation, the Purchase and Sale Agreement dated November 24, 1997 between the Seller and Amoco Production Company ("Amoco") with respect to any Interests in the Arkoma Basin (the "Amoco Agreement"), leases, operating agreements, gas balancing agreements, oil, gas and condensate purchase and sale agreements, processing, gathering, compression and transportation agreements, joint venture agreements, farmout agreements, farmin agreements, dry hole agreements, bottom hole agreements, acreage contribution agreements, area of mutual interest agreements, easements, permits, salt water disposal agreements, surface agreements, unitization or pooling agreements, warranties, covenants, indemnities and representations from third parties.

     1.4 An undivided fifty percent (50%) interest in all of Seller's interest in and to all real, personal and mixed, movable, immovable, tangible and intangible property, and all other fixtures and improvements appurtenant to or used in connection with the Interests or Lands, including, without implied limitation, all wells, fixtures, equipment, claims, rights and causes of action against third parties whether asserted and unasserted or known and unknown.

     1.5 An undivided fifty percent (50%) interest in all of Seller's interest and estate in and to or derived under any oil, gas and mineral unitization, pooling and communitization agreements, declarations or orders relating to the Interests or Lands, and the units, pools or communitized areas, if any, created thereby (including, without limitation, all units, pools or communitized areas formed under orders, regulations, rules or other official acts of any federal, state or other governmental agency having or asserting jurisdiction) and all interests in any wells within the units, pools or communitized areas associated with the Interests or Lands.

     1.6 An undivided fifty percent (50%) interest in all of Seller's interests in all permits, franchises, easements, rights-of-way, contract rights, intangible rights, inchoate rights, choses in action, rights under warranties made by prior owners of the Interests or Lands, and other third parties, rights accruing under applicable statutes of limitation or prescription and other rights, estates and hereditaments incident or relating to the Interests or Lands, or any of the foregoing items set forth in this description of the Properties.

     1.7 Access to and the right to copy all books, land records, geology records, geophysical records and other business records relating to the Interests or the Lands including, without implied limitation, title opinions, abstracts of title, curative documents, division of interest statements, accounting records, joint interest billings, revenue decks and other computerized data, well files, land files, logs, test data, production records, geologic and geophysical records, maps and all other records, materials and files related to the Interests or Lands (the "Records").

2. Purchase Price. Subject to the adjustments and prorations hereafter described, the total purchase price to be paid by the Purchaser to the Seller for the purchase of the Properties is the sum of Twenty Million Dollars ($20,000,000.00) (the "Purchase Price"). The Purchase Price will be adjusted and paid as follows:

     2.1 Cash at Closing. On the Closing Date (as hereafter defined), the Purchaser will pay to the Seller the Purchase Price as adjusted under paragraphs 5.2, 5.3 and 9 of this Agreement in immediately available funds.

     2.2 Allocation. Any adjustments to the Purchase Price under paragraphs 5.2, 5.3 or 9 of this Agreement will be deducted from the Purchase Price. The Purchaser will allocate the Purchase Price among the Properties according to sound accounting practices and such allocation will be delivered to the Seller within three (3) days after execution of this Agreement.

3. Representations and Warranties. As an inducement to the Purchaser to enter into this Agreement, the Seller represents and warrants to the Purchaser that as of the date of this Agreement and the Closing Date:

     3.1 Organization, Good Standing, Etc. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own the Seller's property and to carry on the Seller's business as now being conducted. The Seller has the power to execute and deliver this Agreement and to consummate the transaction contemplated hereby. The Seller is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the Interests are located. The Seller is not in default under or in violation of any provision of the Seller's certificate of incorporation or bylaws.

     3.2 Authority. The Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement and has adequate power, authority and legal right to enter into, execute, deliver and perform the transactions contemplated by this Agreement. This Agreement is legal, valid and binding with respect to the Seller and is enforceable in accordance with its terms. On execution, delivery and performance of this Agreement in accordance with its terms, the Purchaser will acquire all of the Properties free of all claims, liens, encumbrances and liabilities.

     3.3 No Assumption of Obligations. Except as set forth in Schedule "3.3" attached hereto as a part hereof, the execution and consummation of this Agreement by the Purchaser will not obligate the Purchaser with respect to (or result in the assumption by the Purchaser of) any obligation of the Seller arising prior to the Effective Date under or with respect to, any liability, agreement or commitment relating to the Properties including, without implied limitation, to pay to or share with any third party any portion of the Hydrocarbons attributable to the Properties.

     3.4 Absence of Liabilities. Except as set forth in Schedule "3.4" attached hereto as a part hereof to the best of the Seller's knowledge: (a) the Seller has no debt, liability, obligation or commitment, absolute or contingent, known or unknown, relating to or connected with the Properties; (b) neither the Purchaser nor the Properties will be subject to or liable for any claim, debt, liability, lien, encumbrance, obligation, guaranty, commitment on the Closing Date; and (c) any such claims, debts, liabilities, obligations or commitments will be the sole responsibility of the Seller and the Seller hereby agrees to indemnify and hold harmless the Purchaser from all such matters. The Seller has complied and will continue to comply with all applicable federal, state or local statutes, laws and regulations.

     3.5 Contracts. The Seller has delivered to the Purchaser true copies (or descriptions, in the case of oral agreements) of all of the contracts and agreements relating to the Properties, including, without limitation, all marketing and production sales contracts. Except as provided in Schedule 3.5 attached hereto as a part hereof no such marketing or production sales contracts will in any way prevent or hinder the Purchaser in taking in kind the Purchaser's share of production from the Properties. There are no other material contracts, commitments or agreements in effect related to the Properties that have not been disclosed to the Purchaser in writing. Except as set forth in Schedule "3.5," to the best of the Seller's knowledge: (a) such contracts and agreements are in full force and effect; (b) no event of default or event which would become an event of default with the giving of notice or passage of time has occurred; and (c) no condition presently exists which would give any party to any such contract the right to terminate such contract. There are no other material contracts, commitments or agreements in effect related to the Properties that have not been disclosed to the Purchaser in writing.

     3.6 Consents and Approvals. No notice to, filing with, or authorization, consent or approval of any governmental entity, person or other entity is necessary for the consummation of the transactions contemplated by this Agreement. The execution, delivery, performance and consummation of this Agreement does not and will not: (a) violate, conflict with or constitute a default or an event that, with notice or lapse of time or both, would be a default, breach or violation under any term or provision of any instrument, agreement, contract, commitment, license, promissory note, conditional sales contract, indenture, mortgage, deed of trust, lease or other agreement, instrument or arrangement to which the Seller is a party or by which the Seller or, to the best of the Seller's knowledge the Properties are bound; (b) violate, conflict or constitute a breach of any statute, regulation or judicial or administrative order, award, judgment or decree to which the Seller is a party or to which the Seller or, to the best of the Seller's knowledge the Properties are bound; or (c) result in the creation or imposition of any adverse claim or interest, lien, encumbrance, charge, equity or restriction of any nature whatever, upon or affecting the Seller, or to the best of the Seller's knowledge, the Properties or the Purchaser.

     3.7 Litigation. Except as disclosed in Schedule "3.7" attached hereto as a part hereof, there is to the best of the Seller's knowledge and subject to the Seller's rights under the Amoco Agreement: (a) no action, suit or proceeding pending, threatened or contemplated against the Seller or the Properties; and (b) no proceeding, investigation, charges, audit or inquiry threatened or pending before or by any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or instrumentality which might result in an adverse effect on the Seller or the Properties. The Seller hereby agrees to indemnify and hold harmless the Purchaser with respect to any and all litigation and proceedings including, without limitation, the matters described in Schedule "3.7."

     3.8 Title. Except as set forth in Schedule "3.8" attached hereto as a part hereof, the Seller owns, possesses and holds good and defensible title beneficially and of record in and to the respective Properties free and clear of all claims, liens, encumbrances, conditions, restrictions, calls on production, obligations to pay to or share with third parties any revenue or other matter adversely affecting the value or ownership of the Properties. All of the oil, gas and related interests of every kind and character owned by the Seller or any of the Seller's direct or indirect subsidiaries which are located in the Arkoma Basin are described in Schedule "1.1" hereto. The Seller is entitled to receive not less than the "Net Revenue Interest" set forth on Schedule "1.1" of all Hydrocarbons produced, saved and marketed from the Properties without reduction, suspension or termination of such interest throughout the duration of the productive life of such Properties and is in no event obligated to bear any of the costs and expenses related to the maintenance, development or operation (including, without limitation, the costs and expenses of plugging and abandoning any wells and removal and salvage of any equipment and facilities) of the Properties throughout the productive life of the Properties in excess of the "Working Interest" set forth in Schedule "1.1." To the best of the Seller's knowledge, Amoco has been receiving the percentage of the fair market value of all Hydrocarbons produced, saved or used from each of the Properties equal to the Net Revenue Interest designated on Schedule "1.1" for such Property.

            To the best of the Seller's knowledge, there are no suspended revenues or any basis to suspend revenues from the Properties. To the best of the Seller's knowledge, there does not exist any lien, claim, encumbrance, restriction or other matter which might cause the Purchaser to not receive for its own account free and clear of all liens, claims and encumbrances the percentage of the fair market value of all Hydrocarbons produced, saved or used from each of the Properties after the Effective Date equal to the Net Revenue Interest designated on Schedule "1.1."

     3.9 Foreign Person. The Seller is not a "foreign person" as that term is defined under the Internal Revenue Code of 1986.

     3.10 Broker's or Finder's Fees. The Seller has not incurred any liability, contingent or otherwise, for broker's or finder's fees in respect of this Agreement for which the Purchaser will have any responsibility whatsoever.

     3.11 Permits. On the Closing Date, the Seller will have all approvals, authorizations, consents, licenses, orders, franchises, rights, registrations and permits of all governmental agencies, whether federal, state or local, United States or foreign, required to permit the operation of the Seller's business as presently conducted (the "Permits") and each will be in full force and effect and will have been duly and validly issued, except where the absence of which, singly or in the aggregate, would not have a material adverse effect on the Properties. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any revocation, cancellation, suspension or modification of any such Permit except where such revocation, cancellation, suspension or modification would not have a material adverse effect on the Properties. On the Closing Date, there will be no outstanding violation of any of the Permits.

     3.12 Compliance with Laws. Except as disclosed in Schedule "3.12," the Seller is not in violation of any applicable law, ordinance, regulation, writ, judgment, decree or order of any court or government or governmental unit in connection with the Properties, the consequences of which singly or in the aggregate would have a material adverse effect on the Seller or the Properties.

     3.13 Oil and Gas Leases in Good Standing. Except as disclosed in Schedule "3.13" attached hereto as a part hereof, to the best of the Seller's knowledge all oil and gas leases which are material singly or in the aggregate are in full force and effect, and the Seller is not in default thereunder.

     3.14 Taxes. All ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property comprising the Properties or the production or removal of hydrocarbons or the receipt of proceeds therefrom have been timely paid when due and are not in arrears.

     3.15 Contracts, Consents and Preferential Rights. To the best of the Seller's knowledge, the Seller has described in Schedule "3.15" attached hereto as a part hereof: (a) all partnership, joint venture, farmin/farmout, dry hole, bottom hole, acreage contribution, area of mutual interest, purchase and/or acquisition agreements of which any terms remain executory which materially affect the Properties; (b) all other executory contracts to which the Seller is a party which materially affect any item of the Properties; (c) all governmental or court approvals and third party contractual consents required in order to consummate the transactions contemplated by this Agreement; (d) all agreements pursuant to which third parties have preferential rights or similar rights to acquire any portion of the Properties upon the sale contemplated by this Agreement; and (e) all other contracts and agreements which are in any single case of material importance to the Properties.

     3.16 Tax Partnerships. None of the Properties is treated for income tax purposes as being owned by a partnership except as disclosed in Schedule "3.16" attached hereto as a part hereof.

     3.17 Financial Statements. The Seller has provided to the Purchaser all reserve reports, cash flow and operational information in the Seller's possession relating to the Properties and to the best of the Seller's knowledge since the respective dates of such items no material adverse change has occurred with respect to the Properties. To the best of the Seller's knowledge, the Seller has no liabilities of any kind whatsoever relating to the Properties, whether accrued, contingent or otherwise except as disclosed in Schedule "3.17" attached hereto as a part hereof and trade payables arising in the ordinary course of business.

     3.18 Insurance. The Seller will maintain or cause to be maintained through the Closing Date, with financially sound and reputable insurers, insurance to the extent and against such hazards and liabilities and in such types and amounts as is commonly maintained by entities similarly situated.

     3.19 Planned Future Commitments. The Seller has not planned or budgeted future expenditure commitments relating to the Properties prior to the Closing Date (drilling of wells, workovers, contract settlements, pipeline projects, production facilities, etc.) in excess of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate which are not disclosed in Schedule "3.19" attached hereto as a part hereof.

     3.20 Environmental and Safety Matters. Except as set forth in Schedule "3.20" attached hereto as a part hereof and insofar as it pertains to the Properties:

            3.20.1 The Seller is not aware, and has not received notice from any person, entity or governmental body, agency or commission, of any release, disposal, event, condition, circumstance, activity, practice or incident concerning any land, facility, asset or property that: (a) interferes with or prevents compliance or continued compliance by the Seller (or by the Purchaser after the Closing Date) with any United States, state or local law, regulation, code or ordinance or the terms of any license or permit issued pursuant thereto; or (b) gives rise to or results in any common law or other liability of the Seller to any person, entity or governmental body, agency or commission for damage or injury to natural resources, wildlife, human health or the environment which would have a material adverse effect on the Seller in each case.

            3.20.2 The Seller is not aware of any civil, criminal or administrative action, lawsuit, demand, litigation, claim, hearing, notice of violation, investigation or proceeding, pending or threatened, against the Seller or operator of any of the lands, facilities, assets and properties owned or formerly owned, operated, leased or used by the Seller as a result of the violation or breach of any federal, state, or local law, regulation, code or ordinance or any duty arising at common law to any person, entity or governmental body, singly or in the aggregate, which if determined adversely would have a material adverse effect on the Seller.

     3.21 Powers of Attorney. There are no outstanding powers of attorney relating to or affecting any of the Properties.

     3.22 Plugging Status. To the best of the Seller's knowledge, all wells on the Properties that have been permanently plugged and abandoned have been so plugged and abandoned in accordance in all material respects with all applicable requirements of each governmental authority having jurisdiction over the Seller and the Properties.

     3.23 Equipment. To the best of the Seller's knowledge, the equipment has been installed, maintained and operated by the operator thereof as a prudent operator in accordance with oil and gas industry standards and is currently in a state of repair so as to be adequate for normal operations of the Properties.

     3.24 Payout and Gas Balancing. To the best of the Seller's knowledge, Schedule "3.24" attached hereto as a part hereof, contains a complete and accurate list of: (a) the status of any "payout" balance as of December 31, 1997, for each of the Properties that is subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event, other than cessation of production); and (b) all over or under gas imbalances relating to the Properties as of December 31, 1997.

     3.25 Affiliate Transactions. There are no transactions affecting any of the Properties between the Seller and any of the Seller's affiliates, except as set forth in Schedule "3.25" attached hereto as a part hereof. As used in this Agreement, "affiliate" means, with respect to any person or entity, each other person or entity directly or indirectly controlling, controlled by or under common control with such person.

     3.26 Intangible Property. To the best of the Seller's knowledge, there are no material trademarks, trade names, patents, service marks, brand names, computer programs, data bases, industrial designs, copyrights or other intangible properties that are necessary for the operation, or continued operation, or for the ownership and operation, or continued ownership and operation, of any of the Properties.

     3.27 Full Disclosure. This Agreement, any schedule referenced in or attached to this Agreement, any document furnished to the Purchaser under this Agreement and any certification furnished to the Purchaser under this Agreement does not contain any untrue statement of a material fact and does not omit to state a material fact necessary to make the statements made, in the circumstances under which they were made, not misleading. All of the representations, warranties and covenants in this Agreement: (a) are true and correct as of the date made; (b) will be true and correct as of the Closing Date; and (c) will survive and not be waived, discharged, released, modified, terminated or affected by any due diligence by the Purchaser.

4. Purchaser's Representations and Warranties. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma and has all requisite corporate power and authority to own, lease, and operate its properties and to conduct its business as now being conducted. The Purchaser has full corporate power and authority to execute, deliver and perform this Agreement.

5.   Covenants. The parties agree to perform the following prior to the Closing
Date:

     5.1 Access to Information. During the period commencing on the date of this Agreement and ending on the Closing Date, the Seller will afford the Purchaser and the Purchaser's authorized representatives full access during normal business hours to the properties, books, records, employees, accountants and lawyers of the Seller to make such investigation as the Purchaser desires regarding the Properties and furnish such financial, operating data, information and responses as the Purchaser might reasonably request with respect to the

            Properties.

     5.2 Inspection. Prior to the Closing Date the Purchaser will conduct such investigation and inspection with respect to the Properties as the Purchaser deems appropriate. If the Purchaser determines that by comparing the Reserve Report to more accurate title, net revenue and net working interests information, the amount of reserves attributable to the Properties is less than ninety-five percent (95%) of the amount set forth in the Reserve Report, the Purchase Price will be adjusted by an amount equal to the amount by which such discrepancies exceed five percent (5%) of the Purchase Price.

     5.3 Title Adjustments. In addition to any other remedies available to the Purchaser, if a casualty or title defect exists with respect to one (1) or more of the Properties which the Seller refuses to or cannot cure on or before August 1, 1998, then the Purchase Price will be adjusted downward as provided herein with such adjustment being accounted for in the post closing allocations under paragraph 9 of this Agreement. If the casualty or title defect is an encumbrance or charge which is undisputed and liquidated the decrease in the Purchase Price will be the amount necessary to satisfy such charge and remove the title defect. In all other cases, the amount of the decrease in the Purchase Price will be the amount determined by multiplying (a) the percentage of the specific Property affected by the casualty or title defect by (b) the allocation of the Purchase Price to that specific Property. As used in this Agreement, "title defect" means: (a) the Seller's title at the Effective Date or at the Closing Date is subject to a mortgage, deed of trust, lien or security interest; (b) any of the interests in the Properties are subject to being reduced by virtue of the exercise by a third party of any preferential purchase rights, reversionary or back-in interest, farmout of other than wellbore rights or other similar rights; or (c) any claim, encumbrance, defect or other matter which: (i) would cause the Purchaser to receive (free and clear of all royalties, overriding royalties, net profits interests or other burdens on or measured by production of hydrocarbons and associated gases) less than one hundred percent (100%) of the "Net Revenue Interests" set forth in Schedule "1.1" of all oil, gas, sulfur and associated liquid and gaseous hydrocarbons and other associated gases produced, saved and marketed from the Properties for the productive life of such Properties; or (ii) would obligate the Purchaser to bear costs and expenses relating to the maintenance, development or operation of any of the Properties in an amount greater than the "Working Interests" set forth in Schedule "1.1" during the productive life of such Property.

     5.4 Conduct of Businesses. Prior to the Closing Date, the Seller will operate the Properties in a businesslike manner in accordance with the Seller's prior practices and will use the Seller's best efforts to maintain and preserve the Properties. In addition, unless the Purchaser otherwise consents in writing (a) the Seller has not and will not transfer, sell, mortgage, pledge, encumber or dispose of any of the Properties; or (b) make, permit any amendment or permit the termination of any material contract, agreement or commitment relating to the Properties. The Seller and the Seller's affiliates, advisors or representatives will not, directly or indirectly, encourage, initiate, engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group concerning the sale of the Properties.

     5.5 Consents. The parties will use their best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Seller as are necessary for the consummation of the transactions contemplated by this Agreement. However, no contract will be amended to increase the amount payable thereunder and no burden to the Seller or the Purchaser will be increased to obtain any consent, approval or authorization.

     5.6 Conditions. The Seller and the Purchaser will use their respective best efforts to cause the conditions in paragraphs 6 and 7 to be satisfied.

     5.7 Capital Expenditures. The Seller will not incur or make any commitment to incur any costs or expenses relating to the Properties in excess of Twenty-Five Thousand Dollars ($25,000.00) unless the Purchaser otherwise consents thereto in writing, which consent will not be unreasonably withheld.

6. Purchaser's Conditions Precedent. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver (subject to applicable law) on or before the Closing Date of each of the following conditions:

     6.1 No preliminary or permanent injunction or other order will have been issued by any court of competent jurisdiction or any regulatory body preventing consummation of the transactions contemplated by this Agreement;

     6.2 No action will have been commenced or threatened against the Seller, Purchaser or any of their respective affiliates, associates, officers or directors seeking damages arising from, or to prevent or challenge the transactions contemplated by this Agreement;

     6.3 All representations and warranties of the Seller contained herein will be true and correct in all material respects;

     6.4 The Seller will have performed or satisfied as of the Closing Date all obligations, covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Seller;

     6.5 All actions, proceedings, instruments and documents required to carry out the transactions contemplated hereby will have been satisfactory to the Purchaser's counsel, including, without limitation, corporate resolutions authorizing the transactions contemplated hereby, and releases of any and all liens, claims, security interests or other encumbrances affecting any of the Properties, and the Seller will have delivered such additional certificates and other documents as the Purchaser reasonably requests including, without limitation, such certificates of the Seller dated as of the Closing Date evidencing compliance with the conditions set forth in this paragraph 6;

     6.6 The Purchaser shall have received and reviewed all Schedules to be provided by the Seller and such Schedules shall not be materially different than anticipated by the Purchaser as determined in the Purchaser's reasonable judgment;

     6.7 All of the transactions contemplated by the Sale and Participation Agreement in the form of Exhibit "6.7" (the "Participation Agreement") and the Securities Purchase Agreement of even date herewith between the Seller and the Purchaser (the "Related Agreements") shall have been consummated on the terms and conditions set forth in the Related Agreements;

     6.8 The Seller shall have obtained and delivered to the Purchaser consents to the transactions contemplated by this Agreement from the parties whose consent is required by contract or otherwise;

     6.9 There shall not have occurred since December 31, 1997 any material loss or damage to any of the Properties;

     6.10 The Purchaser shall have received from legal counsel to the Purchaser an opinion dated the Closing Date, in form and substance satisfactory to the Purchaser's counsel, to the effect that: (a) the Seller is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Oklahoma; (b) the Seller has the corporate power to carry on its business as not being conducted; (c) the Seller has the requisite corporate power and authority and has taken all requisite corporate action necessary to enable the Seller to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (d) this Agreement has been duly and validly executed and delivered by the Seller and is enforceable against the Seller in accordance with its terms; and

     6.11 As of the Closing Date, the Seller shall not have sold, assigned, transferred or otherwise conveyed any of the Interests to any person except as disclosed to and approved by the Purchaser.

7. Seller's Conditions Precedent. The obligation of the Seller to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part:

     7.1 No preliminary or permanent injunction or other order will have been issued by any court of competent jurisdiction or any governmental or regulatory body preventing consummation of the transactions contemplated by this Agreement;

     7.2 No action will have been commenced or threatened against the Seller, the Purchaser or any of their respective affiliates, associates, officers or directors seeking damages arising from, to prevent or to challenge the transactions contemplated by this Agreement;

     7.3 All representations and warranties of the Purchaser contained herein will be true and correct in all material respects;

     7.4 The Purchaser will have performed in all material respects all obligations, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser; and

     7.5 The Seller will have received such certificates of the Purchaser, dated the Closing Date, signed by officers of the Purchaser and others to evidence compliance with the conditions set forth in this paragraph 7.

     7.6 All of the transactions contemplated by the Related Agreements shall have been consummated on the terms and conditions set forth in the Related Agreements.

8. The Closing. Unless extended in writing executed by the Seller and the Purchaser, the transactions contemplated by this Agreement will be consummated at 10:00 a.m. local time in the offices of the Purchaser on or before April 27, 1998 (the "Closing Date").

     8.1 Purchaser's Deliveries. On the Closing Date, the Purchaser will deliver or cause to be delivered to the Seller the following items (all documents will be duly executed and acknowledged where required):

            8.1.1 Payment. The portion of the Purchase Price due under paragraph 2 as adjusted under paragraphs 5.3 and 9 of this Agreement;

            8.1.2 Evidence of Authority. Such corporate resolutions, certificates of good standing, incumbency certificates and other evidence of authority with respect to the Purchaser as might be reasonably requested by the Seller;

            8.1.3 Closing Memorandum. A memorandum setting forth the items delivered and accounting for the payments made on the Closing Date; and

            8.1.4 Additional Documents. Such additional documents as might be reasonably requested by the Seller to consummate this Agreement.

     8.2 Seller's Deliveries. On the Closing Date, the Seller will deliver or cause to be delivered to the Purchaser the following items (all documents will be duly executed and acknowledged where required):

            8.2.1 Assignments. Assignments and conveyances in substantially the form of Exhibit "8.2.1" attached hereto as a part hereof conveying to the Purchaser all of the Seller's right, title and interest in and to the Properties;

            8.2.2 Releases. Releases and termination statements with respect to any and all liens, claims, security interests and other encumbrances covering any of the Properties;

            8.2.3 Notices. Letters in lieu of transfer orders addressed to all purchasers of production from the Properties in the form of Exhibit "8.2.3A" attached hereto as a part hereof and notices of change of operations and ballots (where applicable) in the form of Exhibit "8.2.3B" attached hereto as a part hereof.

            8.2.4 Evidence of Authority. Such corporate resolutions, certificates of good standing, incumbency certificates and other evidence of authority with respect to the Seller as might be reasonably requested by the Purchaser;

            8.2.5 Closing Memorandum. A memorandum setting forth the items delivered and accounting for the payments made on the Closing Date; and

            8.2.6 Additional Documents. The Records and such additional documents as might be reasonably requested by the Purchaser to consummate this Agreement.

     8.3 Costs. The Seller will pay the following closing costs: (a) the Seller's attorneys' fees, investment banker's fees and bank fees;
            (b) the cost of recording all mortgage or other lien releases and the cost of documentary stamps to be affixed to any deeds conveying title to the Properties to the Purchaser; and (c) any other charge imposed for the transfer of any item comprising the Properties. The Purchaser will pay only the following closing costs: (y) the Purchaser's attorneys' fees; and (z) the cost of recording the transfer documents.

9. Adjustments. All receipts and disbursements with respect to the Properties will be prorated as of the Effective Date as follows: (a) gross proceeds from sales of Hydrocarbons prior to the Effective Date attributable to the Properties will be the property of and payable to the Seller; (b) gross proceeds from sales of Hydrocarbons after the Effective Date attributable to the Properties will be the property of and payable to the Purchaser; (c) all costs, expenses and expenditures attributed directly to the Properties and arising prior to the Effective Date will be the obligation of the Seller; (d) all costs, expenses and expenditures attributed directly to the Properties and arising after the Effective Date will be the obligation of the Purchaser; and (e) all real and personal property ad valorem taxes and special assessments for the Properties payable for any taxable period prior to the calendar year in which the Closing Date occurs will be the obligation of the Seller. At least ten (10) days prior to the Closing Date the Seller will provide the Purchaser with an itemized statement of all preferential purchase rights which have been exercised by third parties. All exercised preferential purchase rights will be treated as an adjustment to the Purchase Price on the Closing Date. On or before August 1, 1998, the Purchaser and the Seller will account for and agree on all of the foregoing adjustments and any adjustments required under paragraph 5.3 of this Agreement and the net adjustment will be paid to the appropriate party on or before the fifth (5th) day thereafter.

10. Operations. Subject to the rights of unaffiliated third parties, the Seller and the Purchaser hereby agree that with respect to their respective interests in the existing wells in the Arkoma Basin: (a) the Purchaser will be appointed the operator on all wells now or hereafter located in townships 4N-19E, 4N-20E, 5N-19E and 5N-20E, except for wells located in Sections 1-7, 5N-19E; and (b) the Seller will remain the operator of all wells located in Sections 1-7, 5N-19E and the remainder of the Arkoma Basin. Township references in this paragraph are to the Indian Meridian, State of Oklahoma. The operational rights and obligations with respect to future development in the Arkoma Basin will be determined in accordance with the Participation Agreement, including, without limitation the provisions of paragraph 10 of the Participation Agreement.

11. Indemnification. The Seller and the Purchaser hereby agree to indemnify each other as follows:

     11.1 Seller Indemnity. The Seller agrees to pay, defend, indemnify, reimburse and hold harmless the Purchaser and its directors, officers, agents and employees (the "Purchaser Indemnified Parties") for, from and against any loss, damage, claim, liability, debt, obligation or expense (including interest, reasonable legal fees, and expenses of litigation) incurred or suffered or paid by, imposed upon, resulting to or threatened against any of the Purchaser Indemnified Parties or the Properties which directly or indirectly results from, arises out of or in connection with, is based upon, or exists by reason of: (a) the execution, delivery, validity and enforceability of this Agreement; (b) the performance of this Agreement by the Seller; (c) the Purchaser not obtaining one hundred percent (100%) ownership of the interest agreed to be conveyed in the Properties; (d) any misrepresentation of facts relating to the Seller or the Properties (whether contained in this Agreement or any other document delivered or required to be delivered pursuant to this Agreement) or any other representation or warranty made by the Seller in this Agreement; (e) the existence of any facts or circumstances which constitute a breach, violation or inaccuracy of, incorrectness in, or conflict with any representation or warranty by Seller relating to the Properties; (f) the litigation described in Schedule "3.7" and any other claims or liabilities relating to the Properties arising prior to the Effective Date; or
            (g) the ownership or operation of the Properties prior to the Effective Date or any breach or default in performance by the Seller of any covenant or obligation set forth in this Agreement, the Related Agreements or any related document.

     11.2 Purchaser Indemnity. The Purchaser agrees to pay, defend, indemnify, reimburse and hold harmless the Seller and its directors, officers, agents, and employees (the "Seller Indemnified Parties") for, from and against any loss, damage, claim, liability, debt, obligation or expense (including interest, reasonable legal fees, and expenses of litigation) incurred or suffered or paid by, imposed upon, resulting to or threatened against any of the Seller Indemnified Parties which directly or indirectly results from, arises out of or in connection with, is based upon or exists by reason of: (a) the performance of this Agreement by the Purchaser; (b) any misrepresentation of facts relating to the Purchaser (whether contained in this Agreement or any other document delivered or required to be delivered pursuant to this Agreement) or any other representation or warranty made by the Purchaser in this Agreement; or (c) any claims or liabilities relating to the Properties arising after the Effective Date, provided, however, any such claims and liabilities arising prior to the Closing Date which are outside the ordinary course of ownership and operation of the Properties shall have been disclosed to the Purchaser and subject to adjustment under paragraph 5.3 of this Agreement.

     11.3 Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under this Agreement, such indemnified party will give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made against any indemnifying party, the indemnified party will give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby.

     11.4 Defense. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense is to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

     11.5 Interest. In addition to the foregoing, the indemnifying party will pay to the indemnified party interest on the amount of any loss, damage, claim, liability, debt, obligation or expense the payment of which is not paid within ten (10) days after notification by the indemnified party by the indemnifying party, such interest to be at a floating rate of interest equal to the prime rate published from time to time in The Wall Street Journal. The remedies provided by this paragraph 11 are in addition to, and not in lieu of, such other remedies as may be available under applicable laws. Claims for indemnification will be paid by the indemnifying party within ten
            (10) days after notification thereof.

12. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by: (a) mutual consent of the Seller and the Purchaser; (b) the Purchaser, if the Purchaser is not in default and the conditions set forth in paragraph 6 of this Agreement have not been satisfied by the Seller or waived by the Purchaser; or (c) the Seller, if the Seller is not in default, and the conditions precedent set forth in paragraph 7 of this Agreement have not been satisfied or waived by the Seller. In the event of termination, written notice thereof will be given to the other party or parties specifying the provision pursuant to which such termination is made. On termination pursuant to this paragraph 12, this Agreement will become void and have no effect, and there will be no liability hereunder on the part of the Purchaser or the Seller or any of their respective officers, directors, employees, agents, stockholders or principals.

13. Default. If a party fails to perform any obligation contained in this Agreement, the party claiming default will serve written notice to the other party specifying the nature of such default and demanding performance. If the Seller fails to cure such default within ten (10) days after receipt thereof, the Purchaser will have the option to waive such default, to demand specific performance, to exercise any other remedy available at law or in equity or to terminate this Agreement. If the Purchaser fails to cure such default within ten
(10) days after receipt thereof, the Seller will have the option to waive such default, terminate this Agreement or exercise any other remedy available at law or in equity. The Purchaser is entitled to enforce this Agreement by specific performance without the necessity of demonstrating inadequacy of damages or irreparable harm.

14.  Miscellaneous.  It is further agreed as follows:

     14.1   Time.  Time is of the essence of this Agreement.

     14.2 Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given and received when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other parties:

            To the Purchaser:                 Chesapeake Gothic Corp.
                                              6100 North Western
                                              Oklahoma City, Oklahoma  73118
                                              Attn:  Mr. Aubrey K. McClendon
                                              Telephone:  (405) 848-8000
                                              Fax: (405) 848-8588

                                              Chesapeake Acquisition Corporation
                                              6100 North Western
                                              Oklahoma City, Oklahoma  73118
                                              Attn:  Mr. Aubrey K. McClendon
                                              Telephone:  (405) 848-8000

                                              Fax: (405) 848-8588

            With a copy to:                   Self, Giddens & Lees, Inc.
                                              2725 Oklahoma Tower
                                              210 Park Avenue
                                              Oklahoma City, OK  73102
                                              Attn:  C. Ray Lees, Esquire
                                              Telephone:  (405) 232-3001
                                              Fax:  (405) 232-5553

            To the Seller:                    Gothic Energy Corporation
                                              5727 South Lewis Avenue
                                              Tulsa, Oklahoma 74105-7148
                                              Attn:  Michael K. Paulk
                                              Telephone:  (918) 749-5666
                                              Fax:  (918) 749-5882

            With a copy to:                   Pray, Walker, Jackman, Williamson
                                              & Marlar, A P.C.
                                              Attn: Ira L. Edwards, Jr., Esquire
                                              100 W. 5th Street, Suite 900
                                              Tulsa, Oklahoma  74103-4218
                                              Telephone:  (918) 581-5500
                                              Fax:  (918) 581-5599

     14.3 Representations and Warranties. The respective representations and warranties of the Seller and the Purchaser contained in this Agreement, any certificate or any other document delivered prior to or on the Closing Date will not be deemed waived or otherwise affected by any investigation made by any party hereto. Each and every such representation and warranty will survive the Closing Date and will not be terminated or extinguished. This paragraph 14.3 will have no effect on any other obligation of the parties hereto, whether to be performed before or after the Closing Date.

     14.4 Cooperation. Prior to and at all times following the termination of this Agreement the parties agree to execute and deliver, or cause to be executed and delivered, such documents and do, or cause to be done, such other acts and things as might reasonably be requested by any party to this Agreement to assure that the benefits of this Agreement are realized by the parties.

     14.5 Press Release. The Purchaser and the Seller will each prepare and issue their own press releases relating to this Agreement and the sale of the Properties, however, each party will have the right to approve the other party's proposed press release.

     14.6 Choice of Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Oklahoma.

     14.7 Headings. The paragraph headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement.

     14.8 Entire Agreement. This Agreement, the Related Agreements and any document executed in connection herewith or therewith on or after the date of this Agreement constitute the entire agreement between the parties with respect to the subject matters hereof and thereof.

     14.9 Assignment. It is agreed that the parties may not assign such party's rights nor delegate such party's duties under this Agreement without the express written consent of the other party to this Agreement.

     14.10 Amendment. Neither this Agreement, nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     14.11 Severability. If any clause or provision of this Agreement is illegal, invalid or unenforceable under any present or future law, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provisions as is possible and to be legal, valid and enforceable.

     14.12 Attorney Fees. If any party institutes an action or proceeding against any other party relating to the provisions of this Agreement, the party to such action or proceeding which does not prevail will reimburse the prevailing party therein for the reasonable expenses of attorneys' fees and disbursements incurred by the prevailing party.

     14.13 Waiver. Waiver of performance of any obligation or term contained in this Agreement by any party, or waiver by one party of the other's default hereunder will not operate as a waiver of performance of any other obligation or term of this Agreement or a future waiver of the same obligation or a waiver of any future default.

     14.14 No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns and no other person will acquire or have any rights under or by virtue of this Agreement.

     14.15 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original and which together will constitute one and the same instrument.

            IN WITNESS WHEREOF, the Seller and the Purchaser have executed this Agreement on the date to be effective on the Effective Date.

                         CHESAPEAKE GOTHIC CORP., an Oklahoma corporation




                                                            By
                                                              ------------------
                            Aubrey K. McClendon, President





                         CHESAPEAKE ACQUISITION CORPORATION, an Oklahoma
                              corporation




                                                            By
                                                              ------------------

                            Aubrey K. McClendon, President



                         (the "Purchaser")

                         GOTHIC ENERGY CORPORATION, a Delaware corporation




                                                            By
                                                              ------------------

                            Michael K. Paulk, President



                         (the "Seller")